Exhibit 13.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(b)/RULE 15d-14(b) UNDER THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Kornit Digital Ltd. (the “Company”) on Form 20-F for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ronen Samuel, as Chief Executive Officer of the Company, and Lauri Hanover, as Chief Financial Officer of the Company, each certify in such respective capacity, pursuant to Rule 13a-14(b)/Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended and 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 27, 2025
	By:	/s/ Ronen Samuel
Name: Ronen Samuel
Title: Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Lauri Hanover
Name: Lauri Hanover
Title: Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)